Exhibit 10.59

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

September 12, 2005	CONFIDENTIAL

FIRST RENEWAL LICENSE AGREEMENT FOR
THE NINTENDO GAMECUBE SYSTEM (EEA)

THIS LICENSE AGREEMENT (“Agreement”) is entered into between NINTENDO CO., LTD. (“NCL”) at 11-1 Kamitoba Hokotate-cho, Minami-ku, Kyoto, Japan 601-8501 (Fax:  81.75.662.9619), Attn: General Manager, International Business Administrative Department; and ACTIVISION, INC., a corporation of Delaware, and its subsidiaries (Activision Publishing, Inc., a corporation of Delaware, Activision UK, Ltd., a limited company of the United Kingdom; ATVI France, S.A.S., a corporation of France; Activision GmbH, a corporation of Germany, and Activision Pty., Ltd., a limited company of Australia) (jointly and severally “LICENSEE”) at 3100 Ocean Park Blvd., Santa Monica, CA 90405, Attn: Mr. George Rose (Fax: 310.255.2152).  NCL and LICENSEE agree as follows:

1.             RECITALS

1.1           NCL designs, develops, manufactures, markets and sells advanced design, high-quality video game systems, including the “NINTENDO GAMECUBE™” system.

1.2           LICENSEE desires use of the highly proprietary programming specifications, unique and valuable security technology, trademarks, copyrights and other valuable intellectual property rights of NCL, which rights are only available for use under the terms of a license agreement, to develop, have manufactured, advertise, market and sell video game software for play on the NINTENDO GAMECUBE system.

1.3           NCL is willing to grant a license to LICENSEE on the terms and conditions set forth in this Agreement.

1.4           By a prior agreement between the parties effective June 5, 2002 (hereinafter the “Initial Agreement”), NCL granted to LICENSEE the right to develop video game software compatible with the NINTENDO GAMECUBE System, embodying and using the Licensed Intellectual Properties.  Although the Initial Agreement has expired, the parties have continued to operate thereunder.  The parties desire to enter into a renewal agreement (hereinafter the “Agreement”) effective as of the expiration date of the Initial Agreement, to continue the relationship between the parties without interruption, with the Agreement consisting of the terms and conditions set forth herein.

2.             DEFINITIONS

2.1           “Artwork” means the text and design specifications for the Game Disc label and the Printed Materials in the format specified by NCL in the Guidelines.

2.2           “Bulk Goods” means Game Discs that have been printed with the Game Disc label Artwork for delivery to LICENSEE without Printed Materials or other packaging.

2.3           “Check Disc(s)” means the pre-production Game Discs to be produced by NCL.

2.4           “Confidential Information” means the information described in Section 8.1.

2.5           “Development Tools” means the development kits, programming tools, emulators and other materials that may be used in the development of Games under this Agreement.

2.6           “Effective Date” means the last date on which all parties shall have signed this Agreement.

2.7           “Finished Goods” means Game Discs that have been fully assembled with the Printed Materials, protective wrapped and boxed for delivery to LICENSEE by NCL.  The Finished Goods may also include the Optional Printed Materials.

2.8           “Game Disc(s)” means custom optical discs for play on the NINTENDO GAMECIJBE system on which a Game has been stored.

2.9           “Game(s)” means interactive video game programs (including source and object/binary code) developed for play on the NINTENDO GAMECUBE system.

2.10         “Guidelines” means the then-current version of the “NINTENDO GAMECUBE Development Manual,” “NINTENDO GAMECUBE Packaging Guidelines” pertaining to the layout, trademark usage and the requirements of the Game Disc label, instruction manual and Game Disc packaging, Marketing Materials “Nintendo Trademark Guidelines,” “NINTENDO GAMECUBE Software Submission Requirements,” and “Guidelines on Ethical Content,” together with related guidelines that may be provided by NCL to LICENSEE from time to time.  The Guidelines on Ethical Content are attached as Annex A, and the remainder of the Guidelines have been, or may be, provided to LICENSEE independent of this Agreement.  The Guidelines may be changed or updated by Nintendo from time to time without notice.

2.11         “Independent Function/Use” means a derivative work that has one or more functions/uses that are independent of and separate from the applicable Intellectual Property Right.

2.12         “Independent Contractor” means any individual or entity that is not an employee of LICENSEE, including any independent programmer, consultant, contractor, board member or advisor.

2.13         “Intellectual Property Rights” means individually, collectively or in any combination, Proprietary Rights owned, licensed or otherwise held by Nintendo that are associated with the development, manufacturing, advertising, marketing or sale of the Licensed Products, including, without limitation, (a) registered and unregistered trademarks and trademark applications used in connection with the NINTENDO GAMECUBE system including “Nintendo™”, “NINTENDO GAMECUBE™,” “GCN”, “NGC” and “Official Nintendo Seal of Quality™”, (b) select trade dress associated with the NINTENDO GAMECUBE system and licensed video games for play thereon, (c) Proprietary Rights in the Security Technology employed in the Games or Game Discs by NCL, (d) rights in the Development Tools for use in developing the Games, excluding, however, rights to use, incorporate or duplicate select libraries, protocols and/or sound or graphic files associated with the Development Tools which belong to any third party, without obtaining any necessary licenses or consents, (e) patents, patent applications, design registrations, utility models, or copyrights which may be associated with the Game Discs or Printed Materials, (f) copyrights in the Guidelines, and (g) other Proprietary Rights of NCL in the Confidential Information.

2.14         “Licensed Products” means (a) Finished Goods when fully assembled, or (b) Bulk Goods after being assembled with the Printed Materials in accordance with the Guidelines by LICENSEE.

2.15         “Marketing Materials” means marketing, advertising or promotional materials developed by or for LICENSEE (or subject to LICENSEE’s approval) that promote the sale of the Licensed Products, including but not limited to, television, radio and on-line advertising, point-of-sale materials (e.g., posters, counter-cards), package advertising, print media and all audio or video media other than the Game that is to be included on the Game Disc.

2.16         “NDA” means the non-disclosure agreement related to the NINTENDO GAMECUBE system previously entered into between NCL and LICENSEE or between one of NCL’s subsidiaries and LICENSEE.

2.17         “Nintendo” means NCL individually or collectively with its subsidiary.

2.18         “NOA” means NCL’s subsidiary, Nintendo of America Inc. of Redmond, Washington, USA.

2.19         “Notice” means any notice permitted or required under this Agreement.  All Notices shall be sufficiently given when (a) personally served or delivered, or (b) transmitted by facsimile, with an original sent concurrently by registered air mail, or (c) deposited, carriage prepaid, with a guaranteed air courier service, in each case addressed as stated herein, or addressed to such other person or address either party may designate in a Notice, or (d) transmitted by e-mail with an express written acknowledgement of receipt sent personally by or on behalf of the recipient (which shall include any automated reply).  Notice shall be deemed effective upon the earlier of actual receipt or three (3) business days after transmittal by facsimile (with an original sent concurrently by registered air mail) or deposit with a guaranteed air courier service.

2.20         “Optional Printed Materials” means other optional printed materials such as a warranty card and poster incorporating the Artwork.

2.21         “Price Schedules” mean the then current version(s) of Nintendo’s schedules of purchase prices and minimum order quantities for the Licensed Products, the Printed Materials and the Optional Printed Materials.  The Price Schedules have been, or will be, provided to LICENSEE independent of this Agreement and may be changed or updated by Nintendo from time to time without notice.

2.22         “Printed Materials” means a plastic disc storage case, title page, and instruction booklet, together with a precautions booklet in the form specified by NCL.

2.23         “Promotional Disc(s)” means custom optical discs compatible with the NINTENDO GAMECUBE system that incorporate select game promotional or supplemental materials, as may be specified or permitted in the Guidelines.

2.24         “Proprietary Rights” means any rights or applications for rights to the extent recognized in the Territory relating or applicable to the NINTENDO GAMECUBE system and owned, licensed or otherwise held in patents, trademarks, service marks, copyrights, semiconductor chip layout or masks, trade secrets, trade dress, moral rights and publicity rights, together with all inventions, discoveries, ideas, know-how, data, information, processes, methods, procedures, formulas, drawings and designs, computer programs, software source code and object code, and all amendments, modifications, and improvements thereto for which such patent, trademark, service mark, copyright, semiconductor chip layout or masks, trade secrets, trade dress, moral rights or publicity rights may exist or may be sought and obtained in the future.

2.25         “Rebate Program” means any then current version of NCL’s optional rebate program, establishing select terms for price rebates under this Agreement.

2.26         “Reverse Engineer(ing)” means any technique designed to extract source code or facilitate the duplication of a program or product including, without limitation, (a) the x-ray, electronic scanning or physical or chemical stripping of semiconductor components, or (b) the disassembly, decompilation, decryption or simulation of object code or executable code.

2.27         “Security Technology” means the highly proprietary security features incorporated by NCL into the Licensed Products to minimize the risk of unlawful copying and other unauthorized or unsafe usage, including, without limitation, any security signature, bios, data scrambling, password, hardware security apparatus, watermark, hologram, copyright management information system, proprietary manufacturing process, encryption, Digital Rights management status, or any feature that obstructs piracy, limits unlawful, unsafe or unauthorized use or facilitates or limits compatibility with other hardware, software, or accessories or other peripherals outside of the Territory or on a different video game system.

2.28         “Term” means three (3) years from the Effective Date.

2.29         “Territory” means any and all countries within the European Economic Areas; namely Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg,  Malta,  the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.  The Territory also includes Australia, New Zealand, Switzerland, and Turkey.  NCL may add additional countries to the Territory upon written notice to LICENSEE.

2.30         “™” means trademark of NCL, whether registered or not.

3.             GRANT OF LICENSE; LICENSEE RESTRICTIONS

3.1           Limited License Grant.  For the Term and for the Territory, NCL grants to LICENSEE a nonexclusive, nontransferable, limited license to use the Intellectual Property Rights for the purpose of and to the extent necessary to develop (or have developed on its behalf) Games for manufacture, advertising, marketing and sale as Licensed Products, subject to the terms and conditions of this Agreement.  This license is royalty free.

3.2           LICENSEE Acknowledgment.  LICENSEE’s use of the Intellectual Property Rights shall not create any right, title or interest of LICENSEE therein.  In the event that LICENSEE challenges NCL’s ownership or the validity of the Intellectual Property Rights, NCL may terminate this Agreement without any notice or procedure.

3.3           Restrictions on License Grant.  NCL does not guarantee that the hardware for the NINTENDO GAMECUBE System is distributed throughout the Territory.  Moreover, present limited license to LICENSEE does not extend to the use of the Intellectual Property Rights for the following purposes:

(a)           granting access to, distributing, transmitting or broadcasting a Game by electronic means or by any other means known or hereafter devised, including, without limitation, by wireless, cable, fiber optic, telephone lines, microwave, radiowave, computer or other device network; provided, however, that limited transmissions may be made for the sole purpose of facilitating development under the terms of this Agreement, but no right of retransmission shall attach to any such authorized transmission and reasonable security measures, customary within the high technology industry, shall be utilized to reduce the risk of unauthorized interception or retransmission of any such authorized transmission,

(b)           authorizing or permitting any online activities involving a Game, including, without limitation, multiplayer, peer-to-peer or online play,

(c)           modifying, installing or operating a Game on any server or computing device for the purpose of or resulting in the rental, lease, loan or other grant of remote access to the Game,

(d)           emulating, interoperating, interfacing or linking a Game for operation or use with any hardware platform, software program, accessory, computer language, computer environment, chip instruction set, consumer electronics device, telephone, cell phone, PDA, or other device for purposes of data interchange, password usage or interactive video game play, other than the NINTENDO GAMECUBE system, an application approved by Nintendo or the Development Tools,

(e)           emulate any past, current, or future NCL brand video game system or any portion thereof in software or hardware or any combination thereof,

(f)            embedding, incorporating, or storing a Game in any media or format except the optical disc format utilized by the NINTENDO GAMECUBE system, except as may be necessary as a part of the Game development process under this Agreement,

(g)           designing, implementing or undertaking any process, procedure, program or act designed to disable, obstruct, circumvent or otherwise diminish the effectiveness or operation of the Security Technology,

(h)           utilizing the Intellectual Property Rights to design or develop any interactive video or computer game program, except as authorized under this Agreement,

(i)            manufacturing or reproducing a Game developed under this Agreement, except through Nintendo, or

(j)            Reverse Engineering or assisting in Reverse Engineering all or any part of the NINTENDO GAMECUBE system, including the hardware, software (embedded or not) or the Security Technology, except as specifically permitted under the laws and regulations applicable in the Territory.

3.4           NCL Development Tools.  NCL may lease, loan or sell Development Tools to LICENSEE to assist in the development of Games under this Agreement.  LICENSEE acknowledges the exclusive interest of NCL in and to the Proprietary Rights associated with the Development Tools.  LICENSEE’s use of the Development Tools shall not create any right, title or interest of LICENSEE therein.  Any license to LICENSEE to use the Development Tools does not extend to: (a) use of the Development Tools for any purpose except the design and development of Games under this Agreement, (b) reproduction or creation of derivatives of the Development Tools, except in association with the development of Games under this Agreement, (c) Reverse Engineering of the Development Tools, except as specifically permitted by the laws and regulations applicable in the Territory, or (d) selling, leasing, assigning, lending, licensing,  encumbering or otherwise transferring the Development Tools.  Any tools developed or derived by LICENSEE as a result of a study of the performance, design or operation of the Development Tools shall be considered a derivative work of the Intellectual Property Rights, but may be retained and utilized by LICENSEE in connection with this Agreement.  Unless LICENSEE can demonstrate that such derivative work has Independent Functions/Uses, it shall be deemed to have granted NCL an indefinite, worldwide, royalty-free, transferable and exclusive license (including the right to sub-license) to such derivative work.  To the extent that LICENSEE can demonstrate one or more Independent Functions/Uses, LICENSEE shall be deemed to have granted to NCL a royalty-free and transferable non-exclusive license (including the right to sub-license) in relation to such Independent Functions/Uses for the Term and an indefinite, worldwide, royalty-free, transferable and exclusive license (including the right to sub-license) in relation to all other functions/uses.

3.5           Third Party Development Tools.  NCL may authorize third parties to develop and market Development Tools to authorized developers of Games.  Notwithstanding any referral or information provided or posted regarding such Development Tools, NCL makes no representations or warranties with regard to any such third party Development Tools.  LICENSEE acquires and utilizes such Development Tools at its own risk.  LICENSEE shall not, directly or indirectly, use such Development Tools for any purpose except the design and development of Games under this Agreement.  All of NCL’s Proprietary Rights contained in or derived from such Development Tools shall remain owned by NCL.

3.6           Games Developed for Linked Play on Two Systems.  In the event the Guidelines permit LICENSEE to develop a Game for simultaneous or linked play on the NINTENDO GAMECUBE system and on another NCL video game system, LICENSEE shall be required to acquire and maintain with NCL such additional licenses as are necessary for the use of the Proprietary Rights associated with such other NCL video game system.

4.             SUBMISSION AND APPROVAL OF GAME AND ARTWORK

4.1           Development and Sale of the Games.  LICENSEE may develop Games and have manufactured, advertise, market and sell Licensed Products for play on the NINTENDO GAMECUBE system only in accordance with this Agreement.

4.2           Submission of a Completed Game to NCL.  Upon completion of a Game, LICENSEE shall deliver a prototype of the Game to NCL in a format specified in the Guidelines.  Delivery shall be made in accordance with the methods approved in the Guidelines.  Each submission shall include such other information or documentation deemed necessary by NCL, including, without limitation, a complete set of written user instructions, a complete description of any security holes, backdoors, time bombs, cheats, safe files, “Easter eggs” or other hidden features or characters in the Game [***].  LICENSEE must establish that the Game and any other content included on the Game Cartridge complies with the guidelines of the Pan European Game Information System (PEGI), the Unterhaltungssoftware Selbstkontrolle (USK), the Office of Film and Literature Classification (OFLC), or any other national or regional game rating system that NCL may accept, as applicable.  LICENSEE shall be responsible for the submission of the Game to the appropriate national or regional game rating organization and shall provide NCL with a statement or certificate in writing from the relevant organization, confirming the rating for the Game.  Where any such game has been rated as being suitable only for players aged 18 and over (or an equivalent rating),  LICENSEE must submit a certificate in writing that confirms the game is rated as no higher than “M” (mature) by the Entertainment Software Rating Board (ESRB) of the U.S.  In addition, NCL reserves the right to require LICENSEE to provide NCL with such additional written indemnification for damages, claims, loss, liability, fine or penalty resulting from the marketing, distribution or sale of a Game with such an age rating, as NCL, in its sole discretion, may request.  If any such age rating is subsequently changed by the relevant organization, LICENSEE shall inform NCL forthwith in writing of that fact and LICENSEE shall then comply with the above provisions in relation to such new age rating.

4.3           Testing of a Completed Game.  Upon submission of a completed Game, NCL shall promptly test the Game with regard to its technical compatibility with and error-free operation on the NINTENDO GAMECUBE system utilizing the lot check process.  Within a reasonable period of time after receipt, NCL shall approve or disapprove such Game.  If a Game is disapproved, NCL shall specify in writing the reasons for such disapproval and state what corrections are necessary.  After making the necessary corrections, LICENSEE shall submit a revised Game to NCL for testing.  NCL shall not unreasonably withhold or delay its approval of any Game.  Neither the testing nor approval of a Game by NCL shall relieve LICENSEE of its sole responsibility for the development, quality and operation of the Game or in any way create any warranty for the Licensed Product by NCL.

4.4           Production of Check Discs.  By submission of a completed Game to NCL in accordance with Section 4.1, LICENSEE authorizes NCL to proceed with production of Check Discs for such Game.  If NCL approves a Game, it shall promptly, and without further notification to or instruction from LICENSEE, submit such Game for the production of Check Discs.  Unless otherwise advised by LICENSEE, following production of the Check Discs, NCL shall deliver to LICENSEE approximately ten (10) Check Discs for content verification, testing and final approval by LICENSEE.

4.5           Approval or Disapproval of Check Discs by LICENSEE.  If, after review and testing, LICENSEE approves the Check Discs, it shall promptly transmit to NCL a signed authorization for production in the form specified in the Guidelines.  If LICENSEE does not approve the sample Check Discs for any reason, LICENSEE shall advise NCL in writing and may, after undertaking any necessary changes or corrections, resubmit the Game to NCL for approval in accordance with the procedures set forth in this Section 4.  The absence of a signed authorization form from LICENSEE within five (5) days after delivery of the Check Discs to LICENSEE shall be deemed disapproval of such Check Discs.  Production of any order for Licensed Product shall not proceed without LICENSEE’s signed authorization.

4.6           Cost of Check Disc Production.  [***]  The payment will be due upon the earlier of (a) the subsequent submission by LICENSEE of a revised version of the Game to NCL, or (b) six (6) months after the date the Game was first approved by NCL.

4.7           Submission and Approval of Artwork.  Prior to submitting a completed Game to NCL under Section 4.1, LICENSEE shall submit to NCL all Artwork for the proposed Licensed Product.  Within ten (10) business days of receipt, NCL shall approve or disapprove the Artwork.  If any Artwork is disapproved, NCL shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary.  After making the necessary corrections or improvements, LICENSEE shall submit revised Artwork to NCL for approval.  NCL shall not unreasonably withhold or delay its approval of any Artwork.  The approval of the Artwork by NCL shall not relieve LICENSEE of its sole responsibility for the development and quality of the Artwork or in any way create any warranty for the Artwork or the Licensed Product by NCL.  All Artwork must be approved prior to submitting an order for the Licensed Product.

4.8           Artwork for Bulk Goods.  If LICENSEE intends to submit an order for Bulk Goods, all Artwork and other materials to be included with the Licensed Product shall be submitted to NCL in accordance with Section 4.7 herein.  No Printed Materials shall be produced by LICENSEE until such Artwork has been approved by NCL.

4.9           Promotional Discs.  In the event NCL issues Guidelines in the future that permit LICENSEE to develop and distribute Promotional Discs, either separately or as a part of the Licensed Product, the content and specifications of such Promotional Disc shall be subject to all of the terms and conditions of this Agreement, including, without limitation, the Guidelines, the Price Schedule and the submission and approval procedures provided for in this Section 4.

5.             ORDER PROCESS, PURCHASE PRICE, PAYMENT AND DELIVERY

5.1           Submission of Orders by LICENSEE.  After receipt of NCL’s approval for a Game and Artwork, LICENSEE may at any time submit a written purchase order to NCL for such Game.   The purchase order shall specify whether the order is for Finished Goods or Bulk Goods, and for Finished Goods the purchase order may also specify any Optional Printed Materials.   The terms and conditions of this Agreement shall control over any contrary terms of such purchase order or any other written documentation or verbal instruction from LICENSEE.  All orders shall be subject to acceptance by NCL or its designee.

5.2           Purchase Price and Minimum Order Quantities.  The purchase price and minimum initial order and re-order quantities for the Licensed Products (both Finished Goods and Bulk Goods) and Printed Materials and Optional Printed Materials shall be as set forth in Nintendo’s then current Price Schedules.  Unless otherwise specifically provided for, the purchase price includes the cost of manufacturing the Game Disc(s).  Current Price Schedules have been, or will be, provided to LICENSEE independent of this Agreement.  No taxes, duties, import fees or other tariffs related to the development, manufacture, import, marketing or sale of the Licensed Products (except for taxes imposed on NCL’s income) are included in the Purchase Price and all such impositions are the responsibility of LICENSEE.  The Price Schedules are subject to change by Nintendo at any time without Notice.  However, any price increase shall be applicable only to purchase orders submitted, paid for, and accepted by NCL after the effective date of the price increase.

5.3           Payment.  Upon placement of an order with NCL, LICENSEE shall pay the full purchase price either (a) by tender of an irrevocable letter of credit in favor of NCL (or its designee) and payable at sight, issued by a bank acceptable to NCL and confirmed, if requested by NCL, at LICENSEE’s expense, or (b) in cash, by wire transfer to an account designated by NCL.  All letters of credit shall comply with NCL’s written instructions and all associated banking charges shall be for LICENSEE’s account.

5.4           Shipment and Delivery.  NCL shall deliver the Finished Goods or Bulk Goods ordered by LICENSEE to LICENSEE, CIP LICENSEE’s delivery location for destinations in Europe and F.O.B. Grossostheim, Germany, with shipment at LICENSEE’s direction and expense, or such other delivery point as may be specified by Nintendo.  Upon mutual consent of NCL and LICENSEE, orders may be delivered in partial shipments [***].  Such orders shall be delivered only to countries within the Territory.

5.5           Rebate Program.  NCL, at its sole option, may elect to offer LICENSEE a Rebate Program.  The terms and conditions of any Rebate Program shall be subject to NCL’s sole discretion.  LICENSEE shall not be entitled to offset any claimed rebate amount against other amounts owing NCL.  No interest shall be payable by NCL to LICENSEE on any claimed rebate.  The Rebate Program is subject to change or cancellation by NCL at any time without Notice.

6.             MANUFACTURE OF THE LICENSED PRODUCT

6.1           Manufacturing.  NCL (including through its subcontractors and licensees) shall be the exclusive source for the manufacture the Game Discs, Check Discs and Promotional Discs, and shall control all aspects of the manufacturing process, including the selection of the locations and specifications for any manufacturing facilities, determination of materials and processes, appointment of suppliers and subcontractors, and management of all work-in-progress.  Upon acceptance by NCL of a purchase order from LICENSEE and receipt of payment as provided for at Section 5.3 herein, NCL shall (through its suppliers and subcontractors) arrange for the manufacture of the Licensed Product.  In this regard, LICENSEE shall submit to NCL certain technical information as set forth in a questionnaire entitled “Software Submission Requirements” which has been provided to LICENSEE by NCL.

6.2           Security Features.  The final release version of the Game, the Game Disc and the Printed Materials shall include such Security Technology as NCL, in its sole discretion, deems necessary or appropriate to (a) reduce the risk of unlawful copying or other unlawful, unsafe or unauthorized uses, (b) protect the Proprietary Rights of NCL and of the LICENSEE, (c) promote consumer confidence, and (d) increase the quality, reliability or operation of the NINTENDO GAMECUBE system.

6.3           Bulk Goods Orders.  LICENSEE may elect to order Bulk Goods under the terms of this Agreement, in which event LICENSEE shall arrange and pay for the production of the Printed Materials and the final assembly of the Licensed Product in accordance with the Guidelines.

6.4           Printed Materials for Bulk Goods.  Upon delivery to LICENSEE of Bulk Goods, LICENSEE shall assemble the Printed Materials and Game Discs into the Licensed Products in accordance with the Guidelines.  Bulk Goods may be sold or distributed by LICENSEE only when fully assembled in accordance with the Guidelines.  NCL may establish quality standards with regard to some or all of the Printed Materials and may identify to LICENSEE certain named suppliers within the Territory who NCL believes can meet such quality standards.  LICENSEE may choose its own suppliers of such Printed Materials but shall comply with all such quality standards as may be notified to LICENSEE by NCL from time to time.

6.5           Sample Printed Materials for Bulk Goods.  Within a reasonable period of time after LICENSEE’s assembly of an initial order for a Bulk Goods title, LICENSEE shall provide NCL with (a) two (2) samples of the fully assembled Licensed Product, and (b) [***] samples of the LICENSEE-produced Printed Materials (excluding the plastic disc storage case, warranty card, poster and precautions booklet) for such Bulk Goods.

6.6           Retention of Sample Licensed Products by NCL.  NCL may, at its own expense, manufacture reasonable quantities of the Game Discs, the Printed Materials or the Licensed Products not to exceed fifty (50) copies, to be used for archival purposes, legal proceedings against infringers of the Intellectual Property Rights and for other lawful purposes, not to include sales of the copies.

7.             MARKETING AND ADVERTISING

7.1           Approval of Marketing Materials.  LICENSEE represents and warrants that the Printed Materials and the Marketing Materials shall be of high quality and comply with the Guidelines, as well as the guidelines of the PEGI, and shall comply with all applicable laws, regulations, orders, and official codes of practice in those jurisdictions in the Territory where they will be used or distributed.  All LICENSEE-controlled web sites featuring the Games shall adopt a privacy policy that complies [***].  Prior to actual use or distribution, LICENSEE shall submit to NCL for review samples of all proposed Marketing Materials.  NCL shall, within ten (10) business days of receipt, approve or disapprove of the quality of such samples.  If any of the samples are disapproved, NCL shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary.  After making the necessary corrections and/or improvements, LICENSEE shall submit revised samples for approval by NCL.  No Marketing Materials shall be used or distributed by LICENSEE without NCL’s prior written approval. NCL shall not unreasonably withhold or delay its approval of any proposed Marketing Materials.

7.2           Bundling.  In order to avoid use of the licensed Intellectual Property Rights giving rise to any implication of NCL’s sponsorship, association, approval or endorsement where this is not the case, LICENSEE shall not, without NCL’s prior written approval, market or distribute any Finished Goods or Bulk Goods that have been bundled with (a) any peripheral designed for use with the NINTENDO GAMECUBE system that has not been licensed or approved in writing by NCL, or (b) any other product or service where NCL’s association or endorsement might be suggested by bundling the material, item, products or services.

7.3           Warranty and Repair.  LICENSEE shall provide the original consumer with a minimum one hundred eighty (180) day (or such longer minimum period as may be required by applicable law) limited warranty on all Licensed Products.  LICENSEE shall also provide reasonable product service, including out-of-warranty service, for all Licensed Products.  LICENSEE shall make such warranty and repair information available to consumers as required by applicable law.

7.4           Business Facilities.  LICENSEE agrees to develop and maintain sufficient customer service, either directly or through a third party, to adequately support the Licensed Products.

7.5           No Sales Outside the Territory.  LICENSEE represents and warrants that it shall not market, sell, offer to sell, import or distribute the Licensed Products outside the Territory, or within the Territory when LICENSEE has actual or constructive knowledge that a subsequent destination of the Licensed Product is outside the Territory.

7.6           Defects and Recall.  In the event of a material programming defect in a Licensed Product that would, in NCL’s reasonable judgment, significantly impair the ability of a consumer to play the Game, NCL may, after consultation with LICENSEE, require LICENSEE, at LICENSEE’s expense, to recall the Licensed Products and undertake suitable repairs or replacements.

7.7           NCL Promotional Materials, Publications and Events.  With a view to improving the competitiveness of the video game products consisting of NCL video game systems and services and compatible software published by LICENSEE, at its option, NCL may:  (a) insert in the Printed Materials for the Licensed Products promotional materials concerning, publications about, and promotions for such video game products; (b) utilize screen shots, Artwork and information regarding the Licensed Products in NCL published magazines or other publications, or in other advertising, promotional or marketing media which promotes such video game products; and (c) exercise public performance rights in the Games and use related trademarks and Artwork in connection with NCL sponsored contests, tours, conventions, trade shows, press briefings and similar events which promote such video game products.  NCL shall submit to LICENSEE for review printed materials and related art for the Game that NCL intends to use in publications or media or marketing programs.

7.8           Nintendo Gateway System.  To promote and increase demand for games on NCL Video game systems, NCL licenses select games in various non-coin activated commercial settings such as commercial airlines, cruise ships, rail systems and hotels, where customers play games on specially adapted NCL video game hardware referred to as the “Nintendo Gateway System.”  If NCL identifies a Game for possible license on the Nintendo Gateway System, the parties agree to conduct good faith negotiations to determine commercially reasonable terms for such participation.

8.             CONFIDENTIAL INFORMATION

8.1           Definition.  Confidential Information means information provided to LICENSEE by NCL or any third party working with NCL relating to the hardware and software for the NINTENDO GAMECUBE system or the Development Tools, including, but not limited to, (a) all current or future information, know-how, techniques, methods, information, tools, emulator hardware or software, software development specifications, proprietary manufacturing processes and/or trade secrets, (b) any information on any inventions, patents or patent applications, (c) any business, legal, marketing or sales data or information, and (d) any other information or data relating to development, design, operation, manufacturing, marketing or sales.  Confidential Information shall include all confidential information disclosed, whether in writing, orally, visually, or in the form of drawings, technical specifications, software, samples, pictures, models, recordings, or other tangible items that contain or manifest, in any form, the above listed information.  Confidential Information shall not include (i) data and information that was in the public domain prior to LICENSEE’s receipt of the same hereunder, or that subsequently becomes part of the public domain by publication or otherwise, except by LICENSEE’s wrongful act or omission, (ii) data and information that LICENSEE can demonstrate, through written records kept in the ordinary course of business, was in its possession without restriction on use or disclosure prior to its receipt of the same hereunder and was not acquired directly or indirectly from NCL under an obligation of confidentiality which is still in force, and (iii) data and information that LICENSEE can show was received by it from a third party who did not acquire the same directly or indirectly from NCL and to whom LICENSEE has no obligation of confidentiality.

8.2           Disclosures Required by Law.  LICENSEE shall be permitted to disclose Confidential Information if such disclosure is required by an authorized governmental or judicial entity, provided that LICENSEE shall notify NCL at least thirty (30) days prior to such disclosure.  LICENSEE shall use its best efforts to limit the disclosure to the greatest extent possible consistent with LICENSEE’s legal obligations and, if required by NCL, shall cooperate in the preparation and entry of appropriate court orders limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information.

8.3           Disclosure and Use.  Nintendo may provide LICENSEE with highly confidential development information, Guidelines, Development Tools, systems, specifications and related resources and information constituting and incorporating the Confidential Information to assist LICENSEE in the development of Games.  LICENSEE agrees to maintain all Confidential Information as strictly confidential and to use such

Confidential Information only in accordance with this Agreement.  LICENSEE shall limit access to the Confidential Information to LICENSEE’s employees having a strict need to know and shall advise such employees of their obligation of confidentiality as provided herein.  LICENSEE shall require each such employee to retain in confidence the Confidential Information pursuant to a written non-disclosure agreement between LICENSEE and such employee.  LICENSEE shall use its best efforts to ensure that its employees working with or otherwise having access to Confidential Information shall not disclose or make any unauthorized use of the Confidential Information.

8.4           Independent Contractor Use.  LICENSEE shall not disclose the Confidential Information, the Guidelines or the Intellectual Property Rights to any Independent Contractor, nor permit any Independent Contractor to perform or assist in development work for a Game, nor utilize any Development Tools without NCL’s prior written consent.  Each approved Independent Contractor shall be required to enter into a written non-disclosure agreement with NCL prior to receiving any access to or disclosure of such materials from either LICENSEE or Nintendo.

At LICENSEE’s option, the written non-disclosure agreement may be with LICENSEE rather than with NCL, in which case the form and substance of the non-disclosure agreement must be acceptable to NCL.  Also, in such case LICENSEE shall provide to NCL on a continuing basis a listing of all Independent Contractors who have received or been granted access to Confidential Information along with copies of the applicable written non-disclosure agreements.  In addition, LICENSEE shall take all reasonable measures to ensure that its Independent Contractors fulfill the requirements of the applicable written non-disclosure agreements.

LICENSEE shall use its best efforts to ensure that its employees and Independent Contractors working with or otherwise having access to Confidential Information shall not disclose or make unauthorized use of the Confidential Information.  LICENSEE agrees to indemnify NCL against all loss or damage, including consequential economic loss, for breach of these obligations by the LICENSEE, its employees and Independent Contractors.

8.5           Agreement Confidentiality.  LICENSEE agrees that the terms, conditions and contents of this Agreement shall be treated as Confidential Information.  Any public announcement or press release regarding this Agreement or the release dates for Games developed by LICENSEE under this Agreement shall be subject to NCL’s prior written approval.  The parties may disclose this Agreement (a) to accountants, banks, financing sources, lawyers, parent companies and related parties under substantially equivalent confidentiality obligations, (b) in connection with any formal legal proceeding for the enforcement of this Agreement, (c) as required by the regulations of the government agency in the Territory that regulates publicly funded securities, provided that all Confidential Information regarding NCL shall be omitted from such disclosures to the maximum extent allowed by such government agency, (d) in response to lawful process, subject to a court order limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information, approved in advance by NCL, and (e) to a third party proposing to enter into a business transaction with LICENSEE or with NCL, but only to the extent reasonably necessary for carrying out the proposed transaction and only under terms of mutual confidentiality.

8.6           Notification Obligations.  LICENSEE shall promptly notify NCL of the unauthorized use or disclosure of any Confidential Information and shall promptly act to recover any such information and prevent further breach of the obligations herein.  The obligations of LICENSEE set forth herein are in addition to and not in lieu of any other legal remedy that may be available to NCL under this Agreement or applicable law.

8.7           Continuing Effect of the NDA.  The terms of this Section 8 supplement the terms of the NDA, which shall remain in effect.  In the event of a conflict between the terms of the NDA and this Agreement, the provisions of this Agreement shall control.

9.             REPRESENTATIONS AND WARRANTIES

9.1           LICENSEE’s Representations and Warranties.  LICENSEE represents and warrants that:

(a)           it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof,

(b)           the execution, delivery and performance of this Agreement by LICENSEE does not conflict with any agreement or understanding to which LICENSEE may be bound, and

(c)           excluding the Intellectual Property Rights, LICENSEE is either (i) the sole owner of all right, title and interest in and to the trademarks, copyrights and all other Proprietary Rights incorporated into the Game or the Artwork or used in the development, advertising, marketing and sale of the Licensed Products or the Marketing Materials, or (ii) the holder of such rights, including trademarks, copyrights and all other Proprietary Rights which belong to any third party but have been licensed from such third party by LICENSEE, as are necessary for incorporation into the Game or the Artwork or as are used in the development, advertising, marketing and sale of the Licensed Products or the Marketing Materials under this Agreement.

9.2           NCL’s Representations and Warranties.  NCL represents and warrants that:

(a)           it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof, and

(b)           the execution, delivery and performance of this Agreement by NCL does not conflict with any agreement or understanding to which NCL may be bound.

9.3           [***]

9.4           [***]

9.5           LIMITATION OF LIABILITY.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER NCL NOR ITS AFFILIATES, LICENSORS, SUPPLIERS OR SUB-CONTRACTORS SHALL BE LIABLE FOR LOSS OF PROFITS, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF LICENSEE OR ITS CUSTOMERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT BY NCL, THE MANUFACTURE OF THE LICENSED PRODUCTS OR THE USE OF THE LICENSED PRODUCTS ON ANY NCL VIDEO GAME SYSTEM BY LICENSEE OR BY ANY END USER.

10.          INDEMNIFICATION

10.1         LICENSEE’s Indemnification.  LICENSEE shall indemnify and hold harmless NCL (and any of its respective affiliates, subsidiaries, licensors, suppliers, officers, directors, employees or agents) from any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorneys’ fees and costs and any expenses incurred in the settlement or avoidance of any such claim, which result from or are in connection with:

(a)           a breach of any of the provisions, representations or warranties undertaken by LICENSEE in this Agreement,

(b)           any infringement of a third party’s Proprietary Rights as a result of the design, development, advertising, marketing, sale or use of any aspect of the Licensed Products, Promotional Materials or the Marketing Materials,

(c)           any claims alleging a defect, failure to warn, bodily injury (including death) or other personal or property damage arising out of, or in connection with, the design, development, advertising, marketing, sale or use of any of any aspect of the Licensed Products, and

(d)           any applicable civil or criminal actions relating to the design, development, advertising, marketing, sale or use of any aspect of the Licensed Products, Marketing Materials or any other promotional materials.

NCL and LICENSEE shall give prompt Notice to the other of any claim which is or which may be subject to indemnification under this Section 10.1.  With respect to any such third party claim, LICENSEE, as indemnitor, shall have the right to select counsel and to control the defense and/or settlement thereof.  NCL may, at its own expense, participate in such action or proceeding with counsel of its own choice.   LICENSEE shall not enter into any settlement of any matter in which (i) NCL has been named as a party, or (ii) claims relating to the Intellectual Property Rights have been asserted, without NCL’s prior written consent.  NCL shall provide reasonable assistance to LICENSEE in its defense of any such claim.

10.2         LICENSEE’s Insurance.  LICENSEE shall, at its own expense, obtain a comprehensive policy of general liability insurance (including coverage for advertising injury and product liability claims) from a recognized insurance company.  Such policy of insurance shall be in an amount of not less than the equivalent of [***] and shall provide for adequate protection against any suits, claims, loss or damage by the Licensed Products.  Such policy shall name NCL as an additional insured and shall specify it may not be canceled without thirty (30) days’ prior written Notice to NCL.  If LICENSEE fails to maintain such insurance at any time during the Term and for a period of two (2) years thereafter, NCL may secure such insurance at LICENSEE’s expense.

10.3         Suspension of Production.  In the event NCL deems itself at risk with respect to any claim, action or proceeding under this Section 10, NCL may, at its sole option, suspend production, delivery or order acceptance for any Licensed Products, in whole or in part, pending resolution of such claim, action or proceeding.

11.          PROTECTION OF PROPRIETARY RIGHTS

11.1         Joint Actions against Infringers.  LICENSEE and NCL may agree to jointly pursue cases of infringement involving the Licensed Products, as such Licensed Products will contain Proprietary Rights owned by each of them.  Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court, in the event of such an action, any recovery shall be used first to reimburse LICENSEE and NCL for their respective reasonable attorneys’ fees and costs, pro rata, and any remaining recovery shall be distributed to LICENSEE and NCL, pro rata, based upon the fees and costs incurred in bringing such action.

11.2         Actions by LICENSEE.  LICENSEE, without the consent of NCL, may bring any action or proceeding relating to an infringement or potential infringement of LICENSEE’s Proprietary Rights in the Licensed Products.  LICENSEE shall make reasonable good faith efforts to inform NCL of such actions in a timely manner.  LICENSEE will have the right to retain all proceeds it may derive from an recovery in connection with such actions.

11.3         Actions by NCL.  NCL, without the consent of LICENSEE, may bring any action or proceeding relating to an infringement or potential infringement of NCL’s Intellectual Property Rights in the Licensed Products.  NCL shall make reasonable, good faith efforts to inform LICENSEE of such actions likely to affect LICENSEE’s rights in a timely manner.  NCL will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

12.          ASSIGNMENT

12.1         No Assignment by LICENSEE.  This Agreement is personal to LICENSEE and may not be sold, assigned, delegated, sublicensed or otherwise transferred or encumbered, in whole or in part, without NCL’s prior written consent, [***].  In the event of an assignment or other transfer in violation of this Agreement, NCL shall have the unqualified right to immediately terminate this Agreement without further obligation to LICENSEE.

12.2         Assignment by Operation of Law.  In the event of an assignment by operation of law which purports to affect this Agreement, LICENSEE shall, not later than thirty (30) days thereafter, give Notice and seek consent thereto from NCL.  Such Notice shall disclose the name of the assignee, the effective date and the nature and extent of the assignment.  An assignment by operation of law includes, but is not limited to (a) a merger of LICENSEE into another business entity or a merger of another business entity into LICENSEE, (b) the sale, assignment or transfer of all or substantially all of the assets of LICENSEE to a third party, (c) the sale, assignment or transfer to a third party of any of the LICENSEE’s proprietary rights that are used in the development of or are otherwise incorporated into any Licensed Products, or (d) the sale, assignment or transfer of any of LICENSEE’s stock resulting in the acquirer having management power over or voting control of LICENSEE.  Following the later of (i) an assignment by operation of law, or (ii) receipt of Notice of an assignment by operation of law, NCL shall have the unqualified right for a period of ninety (90) days to immediately terminate this Agreement without further obligation to LICENSEE.

12.3         Non-Disclosure Obligation.  In no event shall LICENSEE disclose or allow access to NCL’s Confidential Information prior to or upon the occurrence of an assignment, whether by operation of law or otherwise, unless and until NCL gives its written consent to such disclosure.

13.          TERM AND TERMINATION

13.1         Term.  This Agreement shall commence on the Effective Date and continue for the Term, unless earlier terminated as provided for herein.

13.2         Default or Breach.  In the event that either party is in default or commits a material breach of this Agreement, which is not cured within thirty (30) days after Notice thereof, then this Agreement shall automatically terminate on the date specified in such Notice.

13.3         Bankruptcy.  At NCL’s option, this Agreement may be terminated immediately and without Notice in the event that LICENSEE (a) makes an assignment for the benefit of creditors, (b) becomes insolvent, (c) files a voluntary petition for bankruptcy, (d) acquiesces to any involuntary bankruptcy petition, (e) is adjudicated as a bankrupt, or (f) ceases to do business.

13.4         Termination Other Than by Breach.  Upon (a) the expiration of this Agreement, (b) its termination other than by LICENSEE’s breach, or (c) termination of this Agreement by NCL after one hundred twenty (120) days, notice to LICENSEE in the event NCL reasonably believes that LICENSEE has developed, marketed, or sold a product that infringes any intellectual property right of NCL or NOA anywhere in the world (provided that if the parties are able to resolve such alleged infringement within such 120-day period, such termination shall not take effect), LICENSEE shall have a period of [***] to sell any unsold Licensed Products.  All Licensed Products in LICENSEE’s control following the expiration of such sell-off period shall be destroyed by LICENSEE within ten (10) days and Notice of such destruction (with proof certified by an officer of LICENSEE) shall be delivered to NCL.

13.5         Termination by LICENSEE’s Breach.  If this Agreement is terminated by NCL as a result of a material breach of its terms and conditions by LICENSEE, LICENSEE shall immediately cease all distribution, advertising, marketing or sale of any Licensed Products.  All Licensed Products in LICENSEE’s control as of the date of such termination shall be destroyed by LICENSEE within ten (10) days and Notice of such destruction (with proof certified by an officer of LICENSEE) shall be delivered to NCL.

13.6         Breach of NDA or other NCL License Agreements.  At NCL’s option, any breach by LICENSEE of (a) the NDA, or (b) any other license agreement between NCL and LICENSEE relating to the development of games for any NCL video game system, which breach is not cured within the time period for cure allowed under the applicable agreement, shall be considered a material breach of this Agreement entitling NCL to terminate this Agreement in accordance with Section 13.5 herein.

13.7         No Further Use of the Intellectual Property Rights.  Upon expiration and/or termination of this Agreement, LICENSEE shall cease all use of the Intellectual Property Rights for any purpose, except as may be required in connection with the sale of the Licensed Products authorized under Section 13.4 herein.  LICENSEE shall, within thirty (30) days thereafter, (a) return to NCL all Development Tools, and (b) return to NCL or destroy all Guidelines, writings, drawings, models, data, tools and other materials and things in LICENSEE’s possession or in the possession of any past or present employee, agent or contractor receiving the information through LICENSEE, which constitute or relate to or disclose any Confidential Information, without making copies or otherwise retaining any such information.  Proof of such return or destruction shall be certified by an officer of LICENSEE and promptly provided to NCL.

13.8         Termination by NCL’s Breach.  If this Agreement is terminated by LICENSEE as a result of a material breach of its terms or conditions by NCL, LICENSEE may continue to sell the Licensed Products in the Territory until the expiration of the Term, at which time the provisions of Section 13.4 shall apply.

14.          GENERAL PROVISIONS

14.1         Compliance with Applicable Laws and Regulations.  LICENSEE shall at all times comply with applicable laws, regulations, orders, and official codes of practice in the countries of the Territory relating to or in any way affecting this Agreement and LICENSEE’s performance under this Agreement, including, without limitation, the export laws and regulations of any country with jurisdiction over the Licensed Products and/or either party.  LICENSEE shall not market, distribute, or sell the Game(s) and/or Game Disc(s) in any country in the Territory in which such marketing, distribution or sale would violate any applicable laws, regulations, orders, or official codes of practice of such country.  NCL may from time to time give notice to LICENSEE of laws, regulations, orders, and official codes of practice whether existing, new or revised, applicable to this Agreement.

14.2         Force Majeure.  Neither party shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, including governmental action, war, riot or civil commotion, fire, natural disaster, labor disputes, restraints affecting shipping or credit, delay of carriers, inadequate supply of suitable materials, or any other cause which could not with reasonable diligence be controlled or prevented by the parties.  In the event of material shortages, including shortages of materials or production facilities necessary for production of the Licensed Products, NCL reserves the right to allocate such resources among itself and its licensees.

14.3         Records and Audit.  During the Term and for a period of [***] thereafter, LICENSEE agrees to keep accurate, complete and detailed records relating to the use of the Confidential Information, the Development Tools and the Intellectual Property Rights.  Upon [***] Notice to LICENSEE, NCL may, at its expense, arrange for a third party audit of LICENSEE’s records, reports and other information related to LICENSEE’s compliance with this Agreement; provided, however, that NCL shall not, during the course of the audit, access LICENSEE’s source code, development plans, marketing plans, internal business plans or other items deemed confidential by LICENSEE, except to the extent such materials incorporate, disclose or reference NCL’s Confidential Information or Intellectual Property Rights.

14.4         Waiver, Severability, Integration, and Amendment.  The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party to thereafter enforce such provision.  In the event that any term, clause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect.  Together with the NDA, this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.  All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the NDA.  Any amendment to this Agreement shall be in writing, signed by both parties.

14.5         Survival.  In addition to those rights specified elsewhere in this Agreement that may be reasonably interpreted or construed as surviving, the rights and obligations set forth in Sections 3, 8, 9, 10, 11, 12, 13, and 14 shall survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

14.6         Governing Law and Venue.  This Agreement shall be governed by the laws of Japan.  Any legal actions (including judicial and administrative proceedings) with respect to any matter arising under or growing out of this Agreement, shall be brought only in Kyoto District Court, Kyoto, Japan.  Each party hereby consents to the jurisdiction and venue of such courts for such purposes.

14.7         Injunctive Relief.  LICENSEE acknowledges that in the event of its breach of this Agreement, NCL shall be entitled to seek injunctive or other similar relief in addition to any additional relief that may be available.

14.8         Attorneys’ Fees.  In the event it is necessary for either party to this Agreement to undertake legal action to enforce or defend any action arising out of or relating to this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and expenses relating to such legal action or any appeal therefrom.

14.9         Expansion of Rights.  NCL may expand the rights granted to LICENSEE under this Agreement by providing written notice of such expansion of rights to LICENSEE and without having to enter into a written addendum to the present Agreement with LICENSEE.

14.10       Delegation of Duties.  NCL, at its option. may delegate its duties under the present Agreement to a wholly owned subsidiary.  To the extent necessary for the parties to carry out their duties under this Agreement, NCL shall provide notice to LICENSEE of any such delegation, including to whom at NCL’s wholly owned subsidiary communications from LICENSEE under this Agreement may be directed.  Also in the event of a delegation by NCL, the provisions of this Agreement shall continue to govern the relationship between NCL and LICENSEE and shall govern the relationship between NCL’s subsidiary and LICENSEE, subject to any amendments or modifications to this Agreement which such subsidiary and LICENSEE may agree to in their relationship.  NCL shall remain obligated under the present Agreement for the performance of NCL’s duties by NCL’s subsidiary.

14.11       Counterparts and Signature by Facsimile.  This Agreement may be signed in counterparts, which shall together constitute a complete Agreement.  A signature transmitted by facsimile shall be considered an original for purposes of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the dates set forth below.

NCL:		LICENSEE:
Nintendo Co., Ltd.		Activision, Inc.

By:	/s/ Satoru Iwata	By:	/s/ George Rose
George Rose
	President	General Counsel

Date:	June 20, 2006	Date:	April 1, 2006

LICENSEE:
Activision Publishing, Inc.

		By:	/s/ George Rose
George Rose
		Title:	SVP and GC

		Date:	April 1, 2006

LICENSEE:
Activision UK, Ltd.

By:	/s/ George Rose
George Rose
Director

Date:	April 1, 2006

LICENSEE:
ATVI France, S.A.S.

By:	/s/ George Rose
George Rose
Director

Date:	April 1, 2006

LICENSEE:
Activision GmbH

By:	/s/ George Rose
George Rose
Managing Director

Date:	April 1, 2006

LICENSEE:
Activision Pty, Ltd.

By:	/s/ George Rose
George Rose
Director

Date:	April 1, 2006

Attachment:
                Annex A – Guidelines on Ethical Content

ANNEX A

Guidelines on Ethical Content

The following Guidelines on Ethical Content are presented for assistance in the development of Games by defining the types of the theme inconsistent with NCL’s corporate philosophy.  Exceptions may be made when necessary to maintain the integrity of the Game or the Game’s theme.  Games shall not:

(a)           contain sexually explicit content including but not limited to nudity, rape, sexual intercourse and sexual touching; for instance, NCL does not allow bare-breasted women in Games, however, mild displays of affection such as kissing or hugging are acceptable;

(b)           contain language or depictions which specifically denigrate members of any race, gender, ethnicity, religion or political group;

(c)           depict gratuitous or excessive blood or violence.  NCL does not permit depictions of animal cruelty or torture;

(d)           depict verbal or physical spousal or child abuse;

(e)           permit racial, gender, ethnic, religious or political stereotypes; for example, religious symbols such as crosses will be acceptable when fitting into the theme of the Game and not promoting a specific religious denomination;

(f)            use profanity, obscenity or incorporate language or gestures that are offensive by prevailing public standards and tastes; and

(g)           promote the use of illegal drugs, smoking materials, tobacco and/or alcohol; for example NCL does not allow an unnecessary beer or cigarette advertisement anywhere in a Game; however, Sherlock Holmes smoking a pipe would be acceptable as it fits the theme of the Game.